UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On July 25, 2012, QR Energy, LP (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Partnership, QRE Finance Corporation (“Finance Corp” and together with the Partnership, the “Issuers”), its guarantor subsidiary, QRE Operating, LLC (the “Guarantor”) and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $300,000,000 in aggregate principal amount of the Issuers’ 9.25% senior unsecured notes due 2020 (the “Notes”). The Notes were sold at 98.620% of par, resulting in gross proceeds to the Partnership of $295,860,000, and the issuance of the Notes closed on July 30, 2012.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantor, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

On July 30, 2012, in connection with the issuance of the Notes, the Partnership entered into an Indenture (the “Indenture”), among the Issuers, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”).

On July 30, 2012, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act. The Notes will be resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes will mature on August 1, 2020, and interest is payable on the Notes semi-annually in arrears on each February 1 and August 1, commencing February 1, 2013. The Notes are guaranteed on a senior unsecured basis by the Guarantor.

At any time prior to August 1, 2015, the Issuers may redeem up to 35% of the Notes at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest to the redemption date, in an amount not greater than the proceeds of certain equity offerings so long as the redemption occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. Prior to August 1, 2016 the Issuers may redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. On and after August 1, 2016, the Issuers may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 104.625% for the twelve-month period beginning August 1, 2016, 102.313% for the twelve-month period beginning August 1, 2017 and 100.000% beginning August 1, 2018, plus accrued and unpaid interest to the redemption date.

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt or enter into sale and leaseback transactions; (ii) pay distributions on, or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership or any Guarantor to consummate a purchase of Notes when required under the Indenture or to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 120 days after notice with the provisions of the Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934; (v) failure by the Partnership or any Guarantor to comply for 60 days after written notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $15.0 million; (vii) failure by either Issuer or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

Registration Rights Agreement

On July 30, 2012, in connection with the issuance of the Notes, the Issuers and the Guarantor entered into a Registration Rights Agreement with the Initial Purchasers. Pursuant to the Registration Rights Agreement, no later than the 365th day following the issuance of the Notes, the Issuers and the Guarantor will file an exchange offer registration statement with the Securities and Exchange Commission with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. Under some circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantor have agreed to file a shelf registration statement with respect to the Notes and to use their respective commercially reasonable efforts to keep the shelf registration statement effective for a period of one year following the effectiveness of such registration statement or until the restrictive legend has been removed and the Notes are freely tradable under Rule 144. The Issuers and the Guarantor are required to pay additional interest if they fail to comply with their obligations to exchange or register the Notes within the specified time periods.

Relationships

The Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Partnership from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of each of the initial purchasers are lenders under the Partnership’s credit facility and will receive substantially all of the net proceeds of this offering through the Partnership’s repayment of borrowings outstanding under the Partnership’s credit facility.

The descriptions set forth above in Item 1.01 are qualified in their entirety by the Purchase Agreement, the Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 10.1, 4.1 and 4.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On July 25, 2012, the Partnership issued a press release announcing the pricing of the Notes. A copy of the Partnership’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

As a result of completion of the offering of the Notes, the borrowing base under the Partnership’s credit facility was reduced from $730.0 million to $655.0 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture dated as of July 30, 2012 among QR Energy, LP, QRE Finance Corporation and QRE Operating, LLC and U.S. Bank National Association, as trustee.
4.2	Registration Rights Agreement dated as of July 30, 2012 among QR Energy, LP, QRE Finance Corporation, QRE Operating, LLC and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.
10.1	Purchase Agreement dated as of July 25, 2012 among QR Energy, LP, QRE Finance Corporation, QRE Operating, LLC and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.
99.1	Press release dated July 25, 2012, announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: July 31, 2012